CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Institutional Trust – Western Asset / CitiSM Institutional Tax Free Reserves (the “Registrant”), each certify to the best of his knowledge that:

          1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Institutional Trust -	Legg Mason Partners Institutional Trust -
Western Asset / CitiSM Institutional Tax Free Reserves	Western Asset / CitiSM Institutional Tax Free Reserves

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: April 28, 2010	Date: April 28, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.